UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 26, 2007

SAN Holdings, Inc.
(Exact name of registrant as specified in its charter)

Colorado	0-16423	84-0907969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9800 Pyramid Court, Suite 130, Englewood, CO 80112
(Address of Principal Executive Offices) (Zip Code)

 (303) 660-3933
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

On November 26, 2007 (the “Effective Date”), SAN Holdings, Inc. (the “Company”), a Colorado corporation and all of its subsidiaries filed a voluntary petition for relief under Chapter 7 of the United States Bankruptcy Code (the “Bankruptcy Petition”). The Bankruptcy Petition was filed in the United States Bankruptcy Court for the District of Colorado. Jurisdiction was assumed on the date the Bankruptcy Petition was filed. The bankruptcy trustee has yet to be appointed.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Effective Date, Todd A. Oseth voluntarily resigned as the Chief Executive Officer, President and Chairman of the Board of Directors of the Company, from any committees on which he served and from any other positions held with the Company or its affiliates. The Company is not aware of any matters of disagreement concerning operations, policies or practices between the Company and Mr. Oseth causing his decision to resign.

On the Effective Date, David I. Rosenthal voluntarily resigned as Chief Financial Officer, Secretary and Treasurer of the Company.

On the Effective Date, Independent Directors Kent J. Lund, George Rea, and Daryl Hollis each voluntarily resigned from the Company’s Board of Directors and from any committees on which they served.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SAN HOLDINGS, INC.

By:	/s/ David I. Rosenthal
David I. Rosenthal, Chief Financial Officer and Secretary

Date: November 26, 2007